                                                                     Exhibit 3.1

                                     FORM OF
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        ADVANTAGE PAYROLL SERVICES, INC.

                             A Delaware Corporation

                                    ARTICLE I
                                    ---------

          The name of the Corporation is Advantage Payroll Services, Inc.

                                   ARTICLE II
                                   ----------

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is CT Corporation System.

                                   ARTICLE III
                                   -----------

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

     Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 205,000,000 shares, consisting of:

          (a) 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and

          (b) 200,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in
Section 1, Section 2, Section 3 or Section 4 of this ARTICLE IV are defined in
Section 5.

     Section 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the

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powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

     Section 3. Common Stock.
                ------------

     (a) Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Restated Certificate of Incorporation (the "Restated Certificate"), the holders of Common Stock: (i) subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this ARTICLE IV.

     (b) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

     (c) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

     (d) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Restated Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

     (e) Registration or Transfer. The Corporation shall keep at the offices of its transfer agent (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the transfer agent shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the transfer agent forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the

                                       2

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holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     (f) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     (g) Notices. All notices referred to herein shall be in writing (including facsimile, electronic mail or similar writing) and if mailed, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     (h) Fractional Shares. In no event will holders of fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

     Section 4. Stock Split.

     (a) Stock Split. Immediately prior to the effectiveness of the Registration Statement on Form S-1 (Reg. No. 333-84452) (the "Effective Time"), each share of Common Stock outstanding at the Effective Time shall be, without further action by the Corporation or any of the holders thereof, changed and converted into a number of shares of Common Stock equal to that number determined by multiplying each outstanding share of Common Stock by 1.229344 (the "Stock Split Factor"). The par value of the Common Stock after such stock split shall be $.01 per share. Each certificate then outstanding representing shares of Common Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by the Stock Split Factor. Notwithstanding the foregoing, in the event that the stock split would result in any holder of shares of Common Stock holding a share of Common Stock that is not an integral multiple of one, the effect of the stock split shall be such that the number of such holder's shares of Common Stock issued as a result of such split with fractions of 0.50 and greater being rounded up to the next higher integral multiple of one and fractions less than 0.50 being rounded down to the next lower integral multiple of one. No consideration will be paid in lieu of fractions that are rounded down.

                                       3

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     Section 5. Definitions.

          "Affiliate" means, with respect to any Person, any other Person, entity or investment fund controlling, controlled by or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                                    ARTICLE V
                                    ---------

     The Corporation is to have perpetual existence.

                                   ARTICLE VI
                                   ----------

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII
                                   -----------

     The number of directors which constitute the entire Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                  ARTICLE VIII
                                  ------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE IX
                                   ----------

     Section 1. Limitation of Liability.

     (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's Bylaws, no director or officers of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

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     (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this
ARTICLE IX with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this ARTICLE IX shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advance of Expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an Advance of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

     Section 3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or Advance of Expenses under Section 2 of this
ARTICLE IX shall be made promptly, and in any event within forty-five days (or, in the case of an Advance of Expenses, twenty days), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE IX is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation

                                       5

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shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or Advance of Expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an Advance of Expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE IX shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the Advance of Expenses where the undertaking required pursuant to Section 2 of this ARTICLE IX, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this ARTICLE IX shall be the same procedure set forth in this Section 3 for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

     Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     Section 5. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "Subsidiary" for this ARTICLE
IX) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

     Section 6. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a Subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, Advance of Expenses and other rights contained in this ARTICLE IX in entering into or continuing such service. The rights to indemnification and to the Advance of Expenses conferred in this
ARTICLE IX shall apply to claims

                                       6

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made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section 7. Non-Exclusivity of Rights. The rights to indemnification and to the Advance of Expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8. Merger or Consolidation. For purposes of this ARTICLE IX, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE IX with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

                                    ARTICLE X
                                    ---------

     Section 1. Classification of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class
III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected by the stockholders of the Corporation in connection with the adoption of this Restated Certificate. At each annual meeting after the first annual meeting of stockholders, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

     Section 2. Vacancies. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

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                                   ARTICLE XI
                                   ----------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XII
                                   -----------

     Beginning immediately following the consummation of the Corporation's initial Public Offering of its Common Stock pursuant to an effective registration statement under the Securities Act: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied and (ii) special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

                                  ARTICLE XIII
                                  ------------

     Section 1. Certain Acknowledgments. In recognition and anticipation that
(i) the directors, officers and/or employees of Willis Stein & Partners, L.P. ("Willis Stein") may serve as directors and/or officers of the Corporation,
(ii) Willis Stein and Affiliated Companies thereof engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and Affiliated Companies thereof will engage in material business transactions with Willis Stein and Affiliated Companies thereof and that the Corporation is expected to benefit therefrom, the provisions of this Article XIII are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Willis Stein or Affiliated Companies and its officers, directors and employees and the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith.

     Section 2. Competition and Corporate Opportunities. Neither Willis Stein nor any of its Affiliated Companies shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and neither Willis Stein nor any officer or director thereof (except as provided in Section 3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of Willis Stein or any of its Affiliated Companies. In the event that Willis Stein or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its Affiliated Companies, neither Willis Stein or any of its Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that Willis Stein or any of its

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Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

     Section 3. Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director or officer of Willis Stein acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies and Willis Stein or any of its Affiliated Companies, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

          (a) A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of Willis Stein, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.

          (b) Otherwise, such corporate opportunity shall belong to Willis
     Stein.

     Section 4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE XIII, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of ARTICLE III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

     Section 5. Agreements and Transactions with Willis Stein. In the event that Willis Stein or any of its Affiliated Companies enters into an agreement or transaction with the Corporation or any of its Affiliated Companies, a director or officer of the Corporation who is also a director or officer of Willis Stein shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

          (a) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or an Affiliated Company thereof and Willis Stein or an Affiliated Company thereof and the material terms and facts of the agreement or transaction, by (i) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction ("Interested Persons"), (ii) an affirmative vote of a majority of the members of a committee of the Board of Directors of the Corporation consisting of members who are not Interested Persons or (iii) one or more of the Corporation's officers or employees who are not Interested Persons and who were authorized by the Board of Directors of the Corporation or committee thereof in the manner set forth in (i) and (ii) above.

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


          (b) The agreement or transaction was fair to the Corporation at the time the agreement or transaction was entered into by the Corporation; or

          (c) The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation's Common Stock entitled to vote, excluding Willis Stein, any Affiliated Company or Interested Person.

     Section 6. Certain Definitions. For purposes of this ARTICLE XIII, "Affiliated Company" shall mean in respect of Willis Stein, any company which is controlled by Willis Stein (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.

     Section 7. Termination. The provisions of this Article shall have no further force or effect for Willis Stein at such time as Willis Stein and any company controlling, controlled by or under common control with Willis Stein shall first cease to be the owner, in the aggregate, of Common Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Common Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and Willis Stein or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction or agreement entered into between the Corporation or an Affiliated Company thereof and Willis Stein or an Affiliated Company thereof.

     Section 8. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Restated Certificate, the affirmative vote of the holders of at least 80% of the voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

     Section 9. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice or and to have consented to the provisions of this ARTICLE XIII.

                                   ARTICLE XIV
                                   -----------

     Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal ARTICLES IV, IX, X or XII hereof, or this ARTICLE XIV, or any provision thereof or hereof.

                                   ARTICLE XV
                                   ----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute or in this Restated Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XVI
                                   -----------

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, Willis Stein shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by Willis Stein to be an "interested stockholder" as such term is defined in Section 203(c)(5) of the Delaware General Corporation Law.

                                   * * * * * *

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